Exhibit 10.1

AMENDMENT AND RELEASE AGREEMENT

This AMENDMENT AND RELEASE AGREEMENT (the “Agreement”), dated as of November 29, 2013, is by and between Recon Technology Ltd., a Cayman Islands exempted company (the “Company”), and each of the Buyers (as defined in the Purchase Agreement (as defined below)).

RECITALS

A. On November 25, 2013, the Company and each of the Buyers entered into that certain Securities Purchase Agreement (the “Purchase Agreement”). Capitalized terms used in this Agreement that are not otherwise defined herein have the meanings set forth in the Purchase Agreement.

B. In accordance with Section 8(e) of the Purchase Agreement, the parties hereto desire to amend the Purchase Agreement and the form of Warrants as contemplated by this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

1. Amendments.

(a) The Schedule of Buyers attached to the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule of Buyers attached hereto as Exhibit A.

(b) Section 1(b) of the form of Warrant is hereby deleted in its entirety and replaced with the following:

“(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $5.38, subject to adjustment as provided herein.”

2. Company Release. The Company, on its own behalf and on behalf of its Subsidiaries and its and their respective officers, directors, affiliates, investors and other related Persons (the Company and all of the foregoing Persons referred to above in this Section 2 are referred to herein as “Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges (x) each Buyer and (y) each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors, consultants and representatives of each Buyer, (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls each Buyer, within the meaning of the 1933 Act or the 1934 Act, and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors, consultants and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons and each of their direct and indirect related Persons (each Buyer and all such other Persons referred to above in clause (y) in this Section 2 are referred to herein collectively as the “Buyer Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Buyer Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company or any of its Subsidiaries (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Buyer Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of any Buyer under this Agreement, the Purchase Agreement or under any other Transaction Document to which it is a party.

3. Buyer Release. Each Buyer, on its own behalf and on behalf of such Buyer’s officers and directors (or managers (as applicable), (and all of the foregoing Persons of such Buyer referred to above in this Section 3 are referred to herein as “Buyer Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and its present and former officers and directors (the Company and its present and former officers and directors are referred to herein collectively as the “Company Releasees”) from all Claims which such Buyer and its Buyer Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement that solely arise out of or relate to the Company’s filing of the Form S-8 with the SEC on November 26, 2013, or the Company’s failure to disclose its intention to file such Form S-8 (collectively, the “Buyer Claims”). Each Buyer on behalf of itself and its successors, assigns and other legal representatives and each of its Buyer Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to such Buyer or its Buyer Releasors or the matters released by such Buyer in this Agreement not to) sue any of the Company Releasees on the basis of or related to or in connection with any of such Buyer’s Buyer Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of the Company under this Agreement, the Purchase Agreement or any of the other Transaction Documents.

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4. Entire Agreement; Amendment and Waiver. This Agreement supersedes all other prior oral or written agreements between the parties hereto, their affiliates and Persons acting on their respective behalf solely with respect to the matters contained herein, and this Agreement contains the entire understanding of the parties solely with respect to the matters covered herein; provided, however, that the Purchase Agreement and the other Transaction Documents shall continue in full force and effect, as amended by this Agreement. The parties hereto make no representations or warranties to each other, express (except as contained in this Agreement) or implied, and any and all prior representations and warranties made by any party hereto or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement and the other written agreements contemplated hereby, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement. The Purchase Agreement, the other Transaction Documents and this Agreement shall be read and construed as a single agreement, and all references to the Purchase Agreement and the other Transaction Documents shall hereafter refer to the Purchase Agreement or the other Transaction Documents (as the case may be), as amended by this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Agreement shall be a Transaction Documents for all purposes of all Transaction Documents.

5. Governing Law. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (ii) operate, or shall be deemed to operate, to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer or (iii) limit, or be deemed to limit, any provision of Section 13 of the Warrants. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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6. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers (which may be granted or withheld in each Buyer’s sole discretion), including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Securities without the consent of the Company, in which event such assignee or transferee (as the case may be) shall be deemed to be a Buyer hereunder with respect to such assigned rights.

9. Descriptive Headings; Interpretation; No Third Party Beneficiaries. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement and are all incorporated into this Agreement by reference. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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10. Disclosure of this Agreement. The Company shall, on or before 8:30 a.m., New York time, on the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of this Agreement in the form required by the 1934 Act and attaching this Agreement.

11. Prospectus Supplement and Blue Sky. Immediately prior to execution of this Agreement, the Company shall have delivered, and as soon as practicable after execution of this Agreement the Company shall file, a prospectus supplement with respect to the Securities as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder. Without limiting any other obligation of the Company under any Transaction Document, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws and including, without limitation, as a result of entering into this Agreement), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

12. Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement and the other Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or the other Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment under the Transaction Documents and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under this Agreement or the other Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated by this Agreement and the other Transaction Documents with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated by the Transaction Documents was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

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IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

RECON TECHNOLOGY, LTD.

By:	/s/ Shenping Yin
	Name:	Shenping Yin
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
CRANSHIRE CAPITAL MASTER FUND, LTD. By: Cranshire Capital Advisors, LLC Its: Investment Manager

/s/ Keith Goodman
By: Keith Goodman
Its: Authorized Signatory

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
EQUITEC SPECIALISTS, LLC By: Cranshire Capital Advisors, LLC Its: Investment Manager

/s/ Keith Goodman
By: Keith Goodman
Its: Authorized Signatory

Exhibit A

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address, Facsimile Number and E-mail Address	Number of Common Shares	Number of Warrant Shares	Purchase Price	Legal Representative’s Address and Facsimile Number
Cranshire Capital Master Fund, Ltd.	c/o Cranshire Capital Advisors, LLC 3100 Dundee Road, Suite 703 Northbrook, Illinois 60062 Attn: Mitchell P. Kopin Facsimile: (847) 562-9031 E-mail: notices@cranshirecapital.com	136,625	40,987	$587,487.50	Greenberg Traurig, LLP 77 W. Wacker Drive, Suite 3100 Chicago, Illinois 60601 Attention: Peter H. Lieberman Todd A. Mazur Facsimile: (312) 456-8435 E-Mail: liebermanp@gtlaw.com mazurt@gtlaw.com
Equitec Specialists, LLC	c/o Cranshire Capital Advisors, LLC 3100 Dundee Road, Suite 703 Northbrook, Illinois 60062 Attn: Mitchell P. Kopin Facsimile: (847) 562-9031 E-mail: notices@cranshirecapital.com	45,542	13,663	$195,830.60	Greenberg Traurig, LLP 77 W. Wacker Drive, Suite 3100 Chicago, Illinois 60601 Attention: Peter H. Lieberman Todd A. Mazur Facsimile: (312) 456-8435 E-Mail: liebermanp@gtlaw.com mazurt@gtlaw.com
Hudson Bay Master Fund, Ltd.	c/o Hudson Bay Capital Management LP 777 Third Avenue, 30th Floor New York, New York 10017 Attn: George Antonopoulos Facsimile: (212) 571-1279 E-mail: investments@hudsonbaycapital.com	182,167	54,650	$783,318.10	Elected Not To Provide
Tenor Opportunity Master Fund, Ltd.	1180 Ave. of Americas, Ste. 1940 New York, New York 10036 Attn: Waqas Khatri Facsimile: (212) 918-5301 E-mail: wkhatri@tenorcapital.com	182,166	54,650	$783,313.80	Elected Not To Provide